Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT Announces Third Quarter 2018 Results

Highlights:

•

Third quarter net income available to common shareholders of $132 million or $1.15 per diluted common share; income from continuing operations available to common shareholders of $129 million or $1.13 per diluted common share

•	Excluding noteworthy items, third quarter income from continuing operations available to common shareholders[1] of $131 million or $1.15 per diluted common share

•

Average loans and leases were essentially unchanged compared to the prior quarter and up 2% compared to the year-ago quarter. Average loans and leases in core portfolios[2] grew 2% compared to the prior quarter and 8% compared to the year-ago quarter.

o	Funded volume increased to $3.1 billion, up 38% compared to the year-ago quarter

•	Completed repurchase of $291 million in common equity in 3Q18, consisting of approximately 5.5 million shares at an average price per share of $52.91
o	Completed the purchase of an additional $188 million in common equity through Oct. 22, consisting of 3.8 million shares at an average price of $49.63
o	$271 million remaining in current share repurchase authorization, most of which is expected to be completed by year-end
o	CET1 ratio of 12.3% at the end of the quarter remains above our target level

•	Completed the sale of our European railcar leasing business (NACCO) on October 4
o

Use of net proceeds of $1.1 billion to include liability management actions, including the termination of the TRS, and return of capital to shareholders under the current share repurchase authorization

o	Expected sale of approximately $350 million of railcar assets to CIT Bank to enable more efficient deposit-based funding

NEW YORK – Oct. 23, 2018 – CIT Group Inc. (NYSE: CIT) today reported third quarter net income available to common shareholders of $132 million or $1.15 per diluted common share, compared to net income available to common shareholders of $220 million or $1.61 per diluted common share for the year-ago quarter. Income from continuing operations available to common shareholders for the third quarter was $129 million or $1.13 per diluted common share, compared to income available to common shareholders of $223 million or $1.64 per diluted common share in the year-ago quarter.

[1]

Income from continuing operations excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

[2]	Core portfolios is net of credit balances of factoring clients, NACCO assets held for sale, legacy consumer mortgages (LCM) and non-strategic portfolios (NSP).

Income from continuing operations available to common shareholders excluding noteworthy items for the third quarter was $131 million or $1.15 per diluted common share, compared to $139 million or $1.02 per diluted common share in the year-ago quarter, as lower net finance revenue and an increase in the provision for credit losses were partially offset by higher other non-interest income and lower operating expenses. The increase in income from continuing operations excluding noteworthy items per diluted common share reflects the decline in the average number of diluted common shares outstanding due to significant share repurchases over the past four quarters.

“In the third quarter, we delivered strong performance in all areas of our strategic plan,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “The average core loan and lease portfolio grew 8% year-over-year driven by strong originations as our strategic initiatives gained momentum. In addition, we made significant progress in reducing operating expenses, returning capital and driving greater funding efficiency through continued consumer deposit growth and the extension of debt maturities.”

Alemany continued, “In October, we completed the sale of the European rail business, which enabled us to initiate a series of liability management actions to further optimize our funding profile. Collectively, these efforts advance our plan to improve our return on tangible common equity.”

Return on Tangible Common Equity (ROTCE)3 for continuing operations was 9.66%. ROTCE for continuing operations excluding noteworthy items3 was 9.78%. Tangible book value per common share at September 30, 2018 was $50.02. The preliminary Common Equity Tier 1 Capital ratio decreased from the prior quarter and remained strong at 12.3%, and the preliminary Total Capital ratio decreased to 15.1% at September 30, 2018.

Financial results for the third quarter in continuing operations included noteworthy items related to our strategic initiatives:

•

$16 million (after tax) ($0.14 per diluted common share) charge in other non-interest income from an impairment to the indemnification asset related to a loss share agreement on assets in our Legacy Consumer Mortgage (LCM) portfolio in the Consumer Banking segment.

•

$11 million (after tax) ($0.09 per diluted common share) benefit from a release of a valuation reserve in other non-interest income related to assets held for sale in China in the Non-strategic Portfolios (NSP) segment.

•	$6 million (after tax) ($0.05 per diluted common share) benefit in net finance revenue from the suspension of the depreciation of assets related to NACCO that were in assets held for sale.
•	$3 million (after tax) ($0.02 per diluted common share) in debt extinguishment costs related to the redemption of $500 million in unsecured senior debt.

[3]

ROTCE and ROTCE excluding noteworthy items are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

Selected Financial Highlights

Select Financial Highlights*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Net finance revenue(1)	$389	$389	$401	$0	0%	$(11)	-3%
Non-interest income	86	135	63	(49)	-36%	23	36%
Total net revenue	476	524	464	(49)	-9%	12	3%
Non-interest expenses	267	287	331	(20)	-7%	(64)	-19%
Income from continuing operations before credit provision	209	238	133	(29)	-12%	76	57%
Provision for credit losses	38	33	30	5	16%	8	27%
Income from continuing operations before benefit (provision) for income taxes	171	205	103	(34)	-17%	68	66%
Provision (benefit) for income taxes	41	57	(120)	(16)	-28%	161	NM
Income from continuing operations	129	147	223	(18)	-12%	(93)	-42%
(Loss) income from discontinued operations, net of taxes	2	(21)	(3)	23	NM	5	NM
Net income	132	127	220	5	4%	(88)	-40%
Preferred stock dividends	-	9	-	(9)	-100%	-	NM
Net income available to common shareholders	$132	$117	$220	$14	12%	$(88)	-40%
Income from continuing operations available to common shareholders	$129	$138	$223	$(9)	-6%	$(93)	-42%

Per common share
Diluted income per common share	$1.15	$0.94	$1.61	$0.21		$(0.46)
Tangible book value per common share (TBVPS)(1)	$50.02	$49.41	$48.58	$0.61		$1.44
Average diluted common shares outstanding (in thousands)	114,007	124,686	136,126	(10,679)		(22,119)

Capital adequacy
CET1 Ratio(3)	12.3%	13.2%	14.0%	-90bps		NM
Total Capital Ratio(3)	15.1%	16.0%	15.7%	-90bps		-60bps

Asset quality
Net charge-offs as a % of average loans	0.35%	0.21%	0.58%	14bps		-23bps
Allowance for loan losses as a % of loans	1.57%	1.59%	1.47%	-3bps		9bps

Key performance metrics
Net finance margin(1)	3.43%	3.37%	3.53%	7bps		-10bps
Loans and leases to deposit ratio	126%	121%	127%	NM		-89bps
CIT Bank Loans and leases to deposit ratio	101%	96%	102%	NM		NM
Return on average common equity (available to common shareholders, continuing operations)	8.62%	8.48%	12.74%	14bps		NM
Return on tangible common equity (available to common shareholders, continuing operations)	9.66%	9.44%	14.58%	22bps		NM
Return on tangible common equity (available to common shareholders, continuing operations), excluding noteworthy items(2)	9.78%	8.56%	9.20%	NM		58bps
Return on AEA, applicable to common shareholders(1)	1.16%	1.02%	1.93%	14bps		-77bps
Return on AEA, excluding noteworthy items(1)(2)	1.17%	1.02%	1.21%	15bps		-4bps
Net efficiency ratio(1)	54.1%	49.9%	57.8%	NM		NM
Headcount	3,757	3,843	3,966	(86)		(209)

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
(2)Excludes noteworthy items. See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
(3)Ratios on fully phased-in basis.
* Certain balances may not sum due to rounding.

Unless otherwise indicated, all references below relate to continuing operations.

Income Statement Highlights:

Income from continuing operations available to common shareholders excluding noteworthy items4 was $131 million compared to $125 million in the prior quarter, primarily reflecting lower operating expense and income tax expense and no semi-annual preferred dividend paid in the current quarter, partially offset by a decline in other non-interest income and higher credit costs.

Net Finance Revenue

Net Finance Revenue*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Interest income	$474	$474	$454	$-	0%	$20	4%
Rental income on operating leases	264	261	252	3	1%	12	5%
Depreciation on operating lease equipment	78	77	71	1	1%	7	10%
Maintenance and other operating lease expenses	57	64	58	(7)	-11%	(1)	-2%
Net rental income on operating leases	130	121	123	9	8%	6	5%
Interest expense	214	205	177	9	4%	37	21%
Net finance revenue	$389	$389	$401	$0	0%	$(11)	-3%
Average earning assets(1)	$45,377	$46,230	$45,454	$(853)	-2%	$(77)	0%
Net finance margin	3.43%	3.37%	3.53%	7bps		-10bps
Excluding Noteworthy Items(1)
Net finance revenue	$381	$380	$393	$0	0%	$(12)	-3%
Average earning assets	$45,377	$46,230	$45,454	$(853)	-2%	$(77)	0%
Net finance margin	3.36%	3.29%	3.46%	7bps		-10bps

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
* Certain balances may not sum due to rounding.

Net finance revenue5 was $389 million, unchanged from the prior quarter. Net finance revenue in the current and prior quarters included a $9 million benefit from the suspension of depreciation expense related to NACCO because its assets were included in assets held for sale. Excluding noteworthy items, net finance revenue5 was $381 million, compared to $380 million in the prior quarter, as higher net operating lease income, driven by a lease prepayment and lower maintenance costs in Rail, were mostly offset by higher deposit costs.

Net finance revenue as a percentage of average earning assets (“net finance margin5”) excluding noteworthy items was 3.36%, a 7 bps increase from 3.29% in the prior quarter. The increase in net finance margin excluding noteworthy items reflects higher yields on commercial loans and an increase in rental income, partially offset by higher deposit costs and the full quarter impact of the sale of the reverse mortgage portfolio.

Net finance revenue in the year-ago quarter included an $8 million benefit from the suspension of depreciation expense related to NACCO because its assets were included in assets held for sale. Excluding noteworthy items, net finance revenue decreased $12 million or 3% compared to the year-ago quarter. The decrease in net finance revenue primarily reflected higher funding costs and lower net purchase accounting accretion, partially offset by higher income on loans in the Commercial Banking segment and on investment securities.

[4]

Income from continuing operations available to common shareholders excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

[5]

Net finance revenue, net finance revenue excluding noteworthy items, net finance margin and net finance margin excluding noteworthy items are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

Net finance margin excluding noteworthy items decreased 10 bps compared to the year-ago quarter, reflecting the aforementioned drivers of the decrease in net finance revenue, partially offset by a shift in asset mix from interest-bearing deposits to higher yielding assets.

Other Non-interest Income

Other Non-Interest Income*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Fee revenues	$28	$27	$26	$2	6%	$2	8%
Factoring commissions	27	24	27	4	16%	0	1%
Gains on leasing equipment, net of impairments	14	14	12	(1)	-6%	1	12%
Gains on investment securities, net of impairments	4	4	10	(0)	-3%	(7)	-65%
BOLI income	7	7	2	(0)	-2%	5	NM
Other revenues	7	61	(14)	(54)	-88%	21	NM
Total other non-interest income	$86	$135	$63	$(49)	-36%	$23	36%

Total other non-interest income, excluding noteworthy items(1)	$97	$106	$90	$(9)	-9%	$7	7%

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
* Certain balances may not sum due to rounding.

Other non-interest income was $86 million compared to $135 million in the prior quarter. Other non-interest income in the current quarter included aggregate noteworthy items of a $10 million net charge in other revenue from a $21 million impairment charge to the indemnification asset related to a loss share agreement on assets in our LCM portfolio in the Consumer Banking segment that was partially offset by an $11 million benefit from a release of a valuation reserve related to assets held for sale in China in the NSP segment. Other non-interest income in the prior quarter included aggregate noteworthy items of a $29 million benefit in other revenues related to the Financial Freedom transaction, primarily a gain on the sale of the reverse mortgage portfolio.

Excluding noteworthy items, other non-interest income6 was $97 million, compared to $106 million in the prior quarter, which included income of $5 million related to the reverse mortgage portfolio in Consumer Banking that was sold in the prior quarter and a $6 million benefit from a release of reserves related to the OneWest acquisition. Factoring commissions increased $4 million from seasonally higher volumes, partially offset by a lower average commission rate. Fee income increased $2 million.

Other non-interest income in the year-ago quarter included noteworthy items totaling $27 million in aggregate charges related to the Financial Freedom transaction, including a $5 million write-down of OREO, a $9 million impairment of reverse mortgage-related assets and a $12 million write down of reverse mortgage loans. Other non-interest income excluding noteworthy items increased by $7 million from the year-ago quarter reflecting higher income from bank-owned life insurance (BOLI).

[6]

Other non-interest income excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

Operating Expenses

Operating Expenses*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Compensation and benefits	$137	$143	$139	$(6)	-4%	$(2)	-1%
Technology	32	33	31	(0)	-1%	2	6%
Professional fees	17	21	32	(4)	-19%	(15)	-48%
Insurance	16	19	19	(3)	-14%	(3)	-14%
Net occupancy expense	16	16	16	0	1%	0	0%
Advertising and marketing	11	13	14	(3)	-21%	(3)	-22%
Other expenses	28	17	18	11	67%	10	55%
Operating expenses, excluding restructuring costs and intangible asset amortization	257	262	268	(4)	-2%	(11)	-4%
Intangible asset amortization	6	6	6	0	0%	(0)	-3%
Restructuring costs	0	0	3	0	NM	(3)	-100%
Total operating expenses	$263	$268	$277	$(4)	-2%	$(14)	-5%
Net efficiency ratio(1)	54.1%	49.9%	57.8%	NM		NM

Total operating expenses, excluding noteworthy items and intangible asset amortization(1)	$257	$262	$268	$(4)	-2%	$(11)	-4%
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(1)	53.9%	53.8%	55.5%	12bps		NM

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
* Certain balances may not sum due to rounding.

Operating expenses excluding noteworthy items and intangible asset amortization7 in the current quarter was $257 million, a decrease from $262 million in the prior quarter, driven primarily by decreases in employee costs and professional fees, partially offset by a $5 million reversal of a non-income tax-related reserve in the prior quarter.

Operating expenses in the year-ago quarter included $3 million in restructuring charges. Compared to the year-ago quarter, operating expenses excluding noteworthy items and intangible asset amortization decreased $11 million or 4%, primarily reflecting lower professional fees, partially offset by higher other non-income tax expenses.

The net efficiency ratio7 increased to 54% compared to 50% in the prior quarter. The net efficiency ratio excluding noteworthy items7 was 54%, unchanged from the prior quarter, as the decrease in other non-interest income was offset by the decrease in operating expenses. Compared to the year-ago quarter, the net efficiency ratio excluding noteworthy items improved from 56%, primarily due to the decrease in operating expenses and increase in other non-interest income, partially offset by the decrease in net finance revenue.

Debt Extinguishment Costs

We recognized $3 million in debt extinguishment costs associated with the redemption of $500 million of unsecured senior debt from the proceeds of the issuance of $500 million in unsecured senior debt earlier in the quarter. In the prior quarter, we recognized $19 million in debt extinguishment costs associated with the redemption of $883 million of unsecured senior debt from the proceeds of the issuance of $1 billion in unsecured senior debt in the first quarter 2018. In the year-ago quarter, we recognized $54 million in debt extinguishment costs associated with the repayment of $800 million of unsecured senior debt.

Income Taxes

[7]

Operating expenses excluding noteworthy items and intangible asset amortization, net efficiency ratio and net efficiency ratio excluding noteworthy items and intangible asset amortization are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

The provision for income taxes in the current quarter of $41 million included an aggregate of $5 million in discrete tax benefits. The provision for income taxes in the prior quarter of $57 million included an aggregate of $2 million in discrete tax expense, and the benefit for income taxes in the year-ago quarter of $120 million included a $140 million deferred tax benefit from a restructuring of an international legal entity.

The effective tax rate in the current quarter was 24%. Excluding discrete tax items and noteworthy items, the effective tax rate was 28% in the current quarter and 27% in the prior and year-ago quarters.

Balance Sheet Highlights:

Earning Assets

Earning Assets*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Loans (including assets held for sale)	$30,700	$29,517	$29,632	$1,183	4%	$1,068	4%
Operating lease equipment, net (including assets held for sale)	8,065	8,001	7,760	64	1%	306	4%
Loans and leases	38,765	37,518	37,392	1,247	3%	1,373	4%
Interest-bearing cash	1,200	3,267	2,659	(2,067)	-63%	(1,459)	-55%
Investment securities and securities purchased under agreement to resell	6,540	6,107	5,745	432	7%	795	14%
Indemnification asset	27	71	172	(44)	-62%	(145)	-84%
Credit balances of factoring clients	(1,672)	(1,431)	(1,699)	(242)	-17%	26	2%
Total earning assets(1)	$44,859	$45,533	$44,269	$(673)	-1%	$591	1%
Average earning assets(1)	$45,377	$46,230	$45,454	$(853)	-2%	$(77)	0%

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
* Certain balances may not sum due to rounding.

Total earning assets decreased 1% compared to the prior quarter, primarily reflecting the deployment of interest-bearing cash into certain liability management and capital actions. Total earning assets increased 1% compared to the year-ago quarter, primarily reflecting growth in loans and leases, partially offset by a decrease in interest-bearing cash. Total loans and leases increased 3% from the prior quarter and 4% from the year-ago quarter, primarily reflecting the growth in commercial loans.

Average earning assets decreased 2% from the prior quarter, primarily reflecting the deployment of interest-bearing cash into certain liability management and capital actions. Average earning assets compared to the year-ago quarter declined slightly, reflecting a decline in interest-bearing cash and run-off of legacy portfolios, partially offset by growth in the core portfolios and the investment portfolio.

Average loans and leases were essentially unchanged in the quarter, as growth in Commercial Finance, North America Rail and Business Capital within the Commercial Banking segment and in Other Consumer Lending within the Consumer Banking segment was offset by the sale of the reverse mortgage portfolio and run-off of the LCM portfolio. Average loans and leases in the core portfolio grew by 2% compared to the prior quarter. Continued strong growth in funded volume across core divisions in both Commercial Banking and Consumer Banking was the key driver of core portfolio growth in the quarter. Average loans and leases in the core portfolio grew 8% compared to the year-ago quarter, driven by growth in Business Capital and Commercial Finance divisions of Commercial Banking and the Other Consumer Lending division of Consumer Banking.

Cash and Investment Securities

Interest-bearing cash and investment securities (including securities purchased under agreements to resell) were $7.7 billion at Sept. 30, 2018, and consisted of $1.2 billion of interest-bearing cash and $6.5 billion of investment securities. In addition, there was approximately $0.2 billion of non-interest-bearing cash.

Of the interest-bearing cash and investment securities, $6.8 billion was at CIT Bank, N.A. (CIT Bank) and $0.6 billion was at the financial holding company, while the remaining $0.3 billion consisted of amounts held at the operating subsidiaries and restricted balances.

Deposits and Borrowings

Deposits and Borrowings*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Noninterest-bearing checking	$1,296	$1,290	$1,360	$7	1%	$(64)	-5%
Interest-bearing checking	1,768	2,078	2,658	(310)	-15%	(890)	-33%
Other money markets/sweeps	4,795	4,976	4,928	(181)	-4%	(133)	-3%
Savings and online money market accounts	8,268	9,125	5,892	(858)	-9%	2,376	40%
Time deposits	14,507	13,537	14,584	970	7%	(77)	-1%
Other	192	175	173	17	9%	19	11%
Total deposits	$30,825	$31,181	$29,595	$(356)	-1%	$1,230	4%
Unsecured borrowings	$4,238	$4,238	$3,748	$(1)	0%	$490	13%
Secured borrowings	4,437	4,621	4,783	(185)	-4%	(347)	-7%
Total borrowings	$8,674	$8,860	$8,531	$(185)	-2%	$143	2%

* Certain balances may not sum due to rounding.

Deposits at Sept. 30, 2018 represented approximately 78% of CIT’s funding, unchanged from June 30, 2018, as declines in savings and online money market accounts and interest-bearing checking accounts were offset by growth in time deposits in the online and retail channels. Average deposits increased by $275 million or 1% compared to the prior quarter, driven by growth in the consumer-based direct bank. The loans and leases-to-deposits ratio at CIT Bank was 101% at Sept. 30, 2018, compared to 96% at June 30, 2018. For CIT Group, the loans and leases-to-deposits ratio was 126% at Sept. 30, 2018, compared to 121% at June 30, 2018.

The weighted average rate on average outstanding deposits in the current quarter increased 15 bps to 1.58% from 1.43% in the prior quarter. Compared to the year-ago quarter, the weighted average rate on average outstanding deposits increased 36 bps from 1.22%. The rate increases from the prior and year-ago quarter both primarily reflect increases in average savings accounts and time deposits in the online and retail channels, partially offset by a reduction in higher-cost brokered deposits.

Unsecured borrowings comprised 11% of the funding mix at Sept. 30, 2018, unchanged from the level at June 30, 2018. During the quarter the $500 million in unsecured debt due in 2019 was redeemed with the proceeds of the issuance of $500 million in unsecured senior debt due in 2024.

The weighted average coupon on our unsecured senior and subordinated debt was 5.05% at Sept. 30, 2018, with a weighted average maturity of approximately 4.9 years, compared to 4.95% at June 30, 2018, with a weighted average maturity of approximately 4.5 years.

Secured borrowings decreased primarily due to a decrease in FHLB borrowings and comprised 11% of the funding mix at Sept. 30, 2018, compared to 11% at June 30, 2018. A portion of the net proceeds from the sale of NACCO, which closed in October 2018, will be used to terminate a Dutch subsidiary’s total return swap facility (TRS) and redeem the railcar securitization that serves as the TRS’s reference obligation, which will reduce total secured borrowings by approximately $465 million.

Capital

Capital*				3Q18 change from
($ in millions, except per share data)	3Q18	2Q18	3Q17	2Q18		3Q17

Common stockholders' equity	$5,995	$6,201	$7,126	$(205)	-3%	$(1,131)	-16%
Tangible common equity	$5,530	$5,730	$6,382	$(200)	-3%	$(851)	-13%
Total risk-based capital(1)	$6,824	$6,980	$7,087	$(155)	-2%	$(262)	-4%
Risk-weighted assets(1)	$45,296	$43,676	$45,124	$1,619	4%	$172	0%

Book value per common share (BVPS)	$54.22	$53.47	$54.25	$0.75	1%	$(0.03)	0%
Tangible book value per common share (TBVPS)	$50.02	$49.41	$48.58	$0.61	1%	$1.44	3%
CET1 ratio(1)	12.3%	13.2%	14.0%	-90bps		NM
Total capital ratio(1)	15.1%	16.0%	15.7%	-90bps		-60bps
Tier 1 leverage ratio(1)	12.0%	12.1%	13.4%	-10bps		NM

(1)Balances and ratios on fully phased-in basis.
* Certain balances may not sum due to rounding.

Capital actions during the quarter included the repurchase of approximately 5.5 million common shares at an average share price of $52.91 and a quarterly cash dividend of $0.25 per common share. Subsequent to the end of the third quarter and through Oct. 22, we repurchased an additional approximately 3.8 million common shares at an average share price of $49.63. As a result, of the current $750 million share repurchase authorization, $271 million remains, most of which is expected to be completed by year-end.

Common stockholders’ equity decreased from the prior quarter, primarily driven by the capital returns, partially offset by net income in the current quarter. Tangible book value per common share increased in the quarter to $50.02, as retained earnings and the reduced share count were partially offset by share repurchases and unrealized losses on investments in other comprehensive income.

Total common shares outstanding was 110.6 million at Sept. 30, 2018, down from 116.0 million at June 30, 2018 and 131.4 million at Sept. 30, 2017.

The preliminary Common Equity Tier 1 Capital ratio decreased from the prior quarter and remained strong at 12.3%. Common Equity Tier 1 Capital decreased primarily from capital returns in the quarter, partially offset by earnings. Risk-weighted assets (RWA) increased primarily reflecting growth in our core portfolio, including a seasonal increase in the Commercial Services business. The preliminary Total Capital ratio also decreased from the prior quarter to 15.1%.

On Oct. 15, 2018, the Board of Directors declared a quarterly cash dividend of $0.25 per common share on outstanding common stock. The dividend is payable on Nov. 27, 2018 to common shareholders of record as of Nov. 13, 2018.

On Oct. 15, 2018, the Board of Directors declared a semi-annual dividend of $29.00 per share on outstanding preferred stock. The dividend is payable on Dec. 17, 2018, to preferred shareholders of record as of Nov. 30, 2018.

Asset Quality

Asset Quality*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Net charge-offs (NCOs)	$26	$15	$42	$11	70%	$(16)	-38%
NCOs as a % of average loans	0.35%	0.21%	0.58%	14bps		-23bps
Non-accrual loans	$318	$292	$265	$27	9%	$54	20%
OREO	$34	$35	$64	$(1)	-2%	$(30)	-47%
Provision for credit losses	$38	$33	$30	$5	16%	$8	27%
Total portfolio allowance as a % of loans	1.57%	1.59%	1.47%	-3bps		9bps

* Certain balances may not sum due to rounding.

Provision

The provision for credit losses was $38 million in the current quarter including $39 million related to the Commercial Banking segment, while the Consumer Banking segment had a $1 million reserve release. In the prior quarter, all of the $33 million provision for credit losses was related to the Commercial Banking segment. The increase in the provision for credit losses from the prior quarter was primarily driven by asset growth and an increase in charge-offs in the Commercial Banking segment.

The provision for credit losses in the year-ago quarter was $30 million, which included a noteworthy item of a $15 million charge related to the transfer of the reverse mortgage portfolio to assets held for sale in Consumer Banking in connection with the Financial Freedom transaction. The increase in the provision for credit losses from the year-ago quarter was primarily driven by asset growth.

Net Charge-offs

Net charge-offs were $26 million (0.35% of average loans), compared to $15 million (0.21% of average loans) in the prior quarter and $42 million (0.58% of average loans) in the year-ago quarter. Net charge-offs in the year-ago quarter included a noteworthy item of $15 million for charge-offs related to the transfer of the reverse mortgage portfolio to assets held for sale. Excluding noteworthy items, net charge-offs in the year-ago quarter were $26 million (0.36% of average loans).

Nearly all net charge-offs are in the Commercial Banking segment. Net charge-offs in the Commercial Banking segment were $25 million (0.42% of average loans), up from $15 million (0.25% of average loans) in the prior quarter and $22 million (0.39% of average loans) in the year-ago quarter.

Loan Loss Allowance

The allowance for loan losses was $477 million (1.57% of loans) at Sept. 30, 2018, compared to $467 million (1.59% of loans) at June 30, 2018 and $420 million (1.47% of loans) at Sept. 30, 2017.

In the Commercial Banking segment, the allowance for loan losses was $450 million (1.87% of loans) at Sept. 30, 2018, compared to $438 million (1.90% of loans) at June 30, 2018 and $392 million (1.73% of loans) at Sept. 30, 2017.

Purchase credit impaired (PCI) loans acquired as part of the OneWest acquisition are carried at a significant discount to the unpaid principal balance. At Sept. 30, 2018, PCI loans with an aggregate unpaid principal balance of $2.6 billion were carried at $1.8 billion, representing a 32% discount. The vast majority of the discount is related to our LCM portfolio in Consumer Banking.

Non-accrual Loans

Non-accrual loans were $318 million (1.04% of loans) compared to $292 million (0.99% of loans) in the prior quarter and $265 million (0.93% of loans) in the year-ago quarter.

In Commercial Banking, non-accrual loans were $275 million (1.14% of loans), compared to $252 million (1.10% of loans) at June 30, 2018 and $241 million (1.06% of loans) at Sept. 30, 2017. The increases from the prior and year-ago quarters were primarily driven by an increase in the Commercial Finance division.

In Consumer Banking, non-accrual loans were $35 million (0.55% of loans) at Sept. 30, 2018, compared to $29 million (0.46% of loans) at June 30, 2018, and $19 million (0.33% of loans) at Sept. 30, 2017. At Sept. 30, 2018, $29 million of the non-accrual loans were related to non-PCI loans in LCM. In the prior and year-ago quarters, essentially all non-accrual loans were in the LCM portfolio.

Commercial Banking

Earnings Summary*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Interest income	$339	$330	$309	$8	3%	$30	10%
Rental income on operating leases	264	261	252	3	1%	12	5%
Interest expense	190	177	131	13	8%	59	45%
Depreciation on operating lease equipment	78	77	71	1	1%	7	10%
Maintenance and other operating lease expenses	57	64	58	(7)	-11%	(1)	-2%
Net finance revenue	278	274	301	4	2%	(23)	-8%
Other non-interest income	76	73	71	3	5%	6	8%
Provision for credit losses	39	33	11	6	17%	28	NM
Operating expenses	172	171	169	1	1%	4	2%
Income before income taxes	$143	$143	$193	$1	1%	$(49)	-26%

Select Average Balances
Average loans(1)	$22,018	$21,724	$20,978	$294	1%	$1,040	5%
Average operating leases(1)	$8,032	$7,980	$7,798	$52	1%	$234	3%
Average earning assets(2)	$30,319	$29,965	$29,011	$354	1%	$1,308	5%

Key Metrics
Pre-tax ROAEA	1.89%	1.90%	2.66%	-1bps		-77bps
Net finance margin	3.67%	3.66%	4.16%	1bps		-49bps
New business volume	$2,770	$2,379	$2,044	$392	16%	$726	36%
Net efficiency ratio	48.2%	49.0%	44.9%	-82bps		NM

(1) Amounts include held for sale. Average loans also is net of credit balances of factoring clients.
(2) AEA is net of credit balances of factoring clients.
* Certain balances may not sum due to rounding.

Segment Financial Results

Pre-tax earnings in the Commercial Banking segment in the current, prior and year-ago quarters included a benefit from the suspension of depreciation expense related to NACCO of $9 million, $9 million and $8 million, respectively. Excluding noteworthy items, pre-tax earnings was $135 million compared to $134 million in the prior quarter, as increases in net finance revenue and other non-interest income were mostly offset by an increase in the credit provision. Compared to the year-ago quarter, pre-tax earnings excluding noteworthy items decreased from $185 million, primarily driven by a decline in net finance revenue and an increase in the credit provision.

Net Finance Revenue and Margin

Excluding the noteworthy items, net finance revenue increased $4 million from the prior quarter. The increase was primarily driven by an increase in interest income from higher interest rates on floating rate earning assets, asset growth and a lease prepayment in the Rail division, partially offset by higher interest expense. Compared to the year-ago quarter, excluding noteworthy items, net finance revenue decreased $24 million, primarily due to higher interest expense and lower purchase accounting accretion, which were partially offset by the net benefit of higher interest rates on earning assets and asset growth. Purchase accounting accretion in the Commercial Banking segment was $8 million in the current quarter and continued to trend down.

Net finance margin was essentially unchanged compared to the prior quarter as net finance revenue and average earning assets increased at a similar pace. Net finance margin decreased compared to the year-ago quarter from the aforementioned decreases in net finance revenue while average earning assets grew by 5%.

Loans and Leases

Average loans and leases, which comprise the vast majority of average earning assets, was $30.0 billion, up 1% from the prior quarter, driven by growth in Business Capital, Commercial Finance and North America Rail.

New lending and leasing volume in the current quarter was $2.8 billion, representing a 16% increase compared to the prior quarter, primarily driven by strong origination growth in Commercial Finance and Real Estate Finance. Funded volumes in Business Capital remained strong in the quarter. Compared to the year-ago quarter, new lending and leasing volume increased 36%, with strong growth in Commercial Finance and Business Capital.

Factoring volume of $8.0 billion was up 20% from the prior quarter, primarily driven by increased volume in the technology industry and seasonality. Compared to the year-ago quarter, factoring volume was up 11% driven primarily by increased volume in the technology industry.

Commercial Banking Division Highlights

Commercial Finance

•	Average loans and leases increased 2% compared to the prior quarter and increased 7% compared to the year-ago quarter from strong funded volume.
•	Gross yields increased 12 basis points from the prior quarter, primarily driven by higher interest rates partially offset by lower purchase accounting accretion.

Rail

•	Average loans and leases of $7.6 billion included approximately $1.2 billion in assets held for sale related to NACCO that were sold on Oct. 4, 2018.
•	North America railcar utilization held steady at 98%.
•	Gross yields improved 6 basis points from the prior quarter due to a customer lease prepayment.

Real Estate Finance

•

Average loans and leases decreased 1% compared to the prior quarter, although funded volume increased 42% and the prepayment rate slowed. Total loans and leases increased 4% compared to the prior quarter.

•	Gross yields increased 2 basis points from the prior quarter, as the benefit from higher interest rates was offset by lower prepayment fees.

Business Capital

•	Average loans and leases increased 3% compared to the prior quarter and 10% compared to the year-ago quarter.
•	Gross yields were essentially flat compared to the prior quarter.

Consumer Banking

Earnings Summary*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Interest income	$79	$85	$92	$(6)	-7%	$(13)	-14%
Interest benefit	(42)	(37)	(16)	(4)	-12%	(26)	NM
Net finance revenue	121	122	108	(2)	-1%	12	11%
Other non-interest income	(18)	38	(23)	(56)	NM	5	20%
Provision for credit losses	(1)	(0)	19	(1)	NM	(20)	NM
Operating expenses	89	94	106	(5)	-5%	(17)	-16%
Income (loss) before income taxes	$15	$66	$(40)	$(52)	-78%	$54	NM

Select Average Balances
Average loans(1)	$6,364	$6,787	$6,711	$(423)	-6%	$(347)	-5%
Average earning assets	$6,433	$6,897	$6,904	$(464)	-7%	$(471)	-7%

Key Metrics
Pre-tax ROAEA	0.90%	3.85%	-2.30%	NM		NM
Net finance margin	7.50%	7.09%	6.27%	41bps		NM
New business volume	$360	$483	$223	$(123)	-25%	$137	61%
Net efficiency ratio	82.2%	55.8%	118.9%	26.4%		-36.7%

(1) Amounts include held for sale.
* Certain balances may not sum due to rounding.
Segment Financial Results

Pre-tax earnings in the Consumer Banking segment in the current quarter included a $21 million charge in other non-interest income related to an impairment charge to the indemnification asset related to amounts deemed uncollectable for the remaining indemnification period under the loss share agreement, which expires in March 2019, for covered loans in our LCM portfolio. Pre-tax earnings in the prior quarter included $29 million in other revenues related to the Financial Freedom transaction, primarily a gain on sale of the reverse mortgage portfolio. Excluding these noteworthy items, pre-tax earnings was $36 million compared to $37 million in the prior quarter, as decreases in interest income and other non-interest income related to the reverse mortgage portfolio that was sold in the prior quarter was mostly offset by a decline in operating expenses and an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates. Compared to the year-ago quarter, pre-tax earnings excluding noteworthy items increased by $33 million, primarily from an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates, lower operating expenses and an improvement in the credit provision, partially offset by a decline in interest income in the LCM portfolio from both run-off and the sale of the reverse mortgage portfolio.

Net Finance Revenue and Margin

Net finance revenue of $121 million decreased slightly from the prior quarter primarily due to lower interest income from run-off of the LCM portfolio and the sale of the reverse mortgage portfolio offset by an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates. Net finance revenue increased by $12 million compared to the year-ago quarter, as the benefit in interest expense received from the other segments for the value of the excess deposits generated by Consumer Banking was partially offset by lower interest income from run-off of the LCM portfolio and the sale of the reverse mortgage portfolio.

Average Loans

Average loans, including loans held for sale, decreased compared to the prior and year-ago quarter, as run-off of the LCM portfolio and the sale of the reverse mortgage portfolio were partially offset by new business volume in the Other Consumer Banking division. Average loan growth in Other Consumer Banking was primarily driven by increases in residential mortgage lending in the retail and correspondent origination channels and closed loan purchases. The LCM portfolio made up $3.0 billion of the balance as of Sept. 30, 2018, down from $3.7 billion at June 30, 2018, due to the closing of the sale of the reverse mortgages portfolio during the prior quarter and continued run-off of the LCM portfolio. A significant portion of the LCM portfolio is covered by a loss sharing agreement with the FDIC. The benefit of the loss share agreement is recorded within the indemnification asset.

Non-Strategic Portfolios (NSP):

Earnings Summary*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Interest income	$1	$2	$5	$(0)	-26%	$(3)	-70%
Interest expense	1	2	3	(1)	-56%	(2)	-73%
Net finance revenue	1	0	2	1	NM	(1)	-63%
Other non-interest income	12	1	5	11	NM	7	NM
Operating expenses and loss on debt extinguishment and deposit redemption	2	2	9	0	0%	(7)	-76%
Income (loss) before income taxes	$10	$(1)	$(3)	$11	NM	$13	NM

Select Average Balances
Average earning assets	$79	$123	$227	$(44)	-36%	$(148)	-65%

Key Metrics
Pre-tax ROAEA	50.89%	-4.55%	-4.76%	NM		NM

* Certain balances may not sum due to rounding.

Pre-tax income in the current quarter included $11 million in other income from a release of a valuation reserve related to an increase in fair value of certain assets held for sale in China.

Assets held for sale at Sept. 30, 2018 was $32 million, which was all related to our business in China. Interest income continues to decline as earning assets continue to run off.

Corporate & Other:

Earnings Summary*				3Q18 change from
($ in millions)	3Q18	2Q18	3Q17	2Q18		3Q17

Interest income	$54	$56	$48	$(2)	-4%	$7	14%
Interest expense	64	64	58	1	1%	6	10%
Net finance revenue	(10)	(7)	(11)	(3)	-36%	1	5%
Other non-interest income	16	24	10	(8)	-32%	6	60%
Operating expenses and loss on debt extinguishment and deposit redemption	3	20	47	(16)	-83%	(43)	-93%
Income (loss) before income taxes	$3	$(3)	$(47)	$6	NM	$50	NM

Select Average Balances
Average earning assets	$8,546	$9,245	$9,312	$(699)	-8%	$(766)	-8%

Key Metrics
Pre-tax ROAEA	0.13%	-0.12%	-2.03%	25bps		NM

* Certain balances may not sum due to rounding.

Certain items are not allocated to operating segments and are included in Corporate & Other, including interest expense related to corporate liquidity, mark-to-market on certain derivatives, BOLI income, restructuring charges, certain legal costs and other operating expenses. In addition, certain costs associated with debt redemptions are maintained at Corporate.

Pre-tax income in Corporate & Other was $3 million, compared to pre-tax losses of $3 million in the prior quarter and $47 million in the year-ago quarter. Pre-tax results in the current, prior and year-ago quarters included debt extinguishment costs of $3 million, $19 million and $54 million, respectively. The year-ago quarter also included a $3 million restructuring charge in operating expenses.

Discontinued Operations:

Discontinued operations in the third quarter consisted of our Business Air portfolio. The sale of the Financial Freedom reverse mortgage servicing business was completed in the second quarter of 2018.

Income in the current quarter from Discontinued Operations was $2 million. The prior quarter loss, excluding $19 million of noteworthy items from indemnification reserves and transaction costs related to the Financial Freedom sale, was $7 million. The year-ago quarter loss, excluding a $4 million noteworthy item from impairments related to Financial Freedom, was $1 million.

Business Air loans and leases totaled $111 million at Sept. 30, 2018, down from $134 million at June 30, 2018 and $218 million at Sept. 30, 2017.

Although the economic benefit and risk of the Financial Freedom reverse mortgage servicing business has been transferred to the buyer, certain assets and liabilities of the Financial Freedom servicing business will remain in discontinued operations until the required investor consent is received. At Sept. 30, 2018, Financial Freedom loans totaled $212 million and related secured borrowings totaled $213 million.

Conference Call and Webcast

The Company will host a conference call today, Oct. 23, 2018, to discuss its third quarter 2018 results. All interested parties are welcome to participate. An investor presentation will accompany the conference call and be available prior to the start of the conference call at the Investor Relations page of CIT's website at cit.com/investor under Presentations & Events.

Conference call details:

Time:	8:00 am (Eastern Time)
Dial-in:	(888) 317-6003 for U.S. callers
(866) 284-3684 for Canadian callers
(412) 317-6061 for international callers
Conference ID 7435310

The conference call will also be webcast, which can be accessed from the Investor Relations page of CIT's website at cit.com/investor under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through Dec. 1, 2018, by dialing (877) 344-7529 for U.S. callers, (855) 669-9658 for Canadian callers or (412) 317-0088 for international callers and using conference ID 10124989, or at cit.com/investor under Presentations & Events.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with approximately $50 billion in assets as of Sept. 30, 2018. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has more than $30 billion of deposits and more than $40 billion of assets. CIT provides financing, leasing, and advisory services principally to middle-market companies and small businesses across a wide variety of industries. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. For more information, visit cit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achievethe projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, or (v) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues.  Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Interest income
Interest and fees on loans	$417.4	$415.5	$403.5	$1,233.8	$1,236.9
Other interest and dividends	56.2	58.1	50.5	164.6	151.0
Total interest income	473.6	473.6	454.0	1,398.4	1,387.9
Interest expense
Interest on borrowings	90.8	94.6	84.1	268.8	267.8
Interest on deposits	123.1	110.6	92.6	330.8	281.2
Total interest expense	213.9	205.2	176.7	599.6	549.0
Net interest revenue	259.7	268.4	277.3	798.8	838.9
Provision for credit losses	38.1	32.9	30.1	139.8	84.2
Net interest revenue, after credit provision	221.6	235.5	247.2	659.0	754.7
Non-interest income
Rental income on operating lease equipment	264.3	261.3	252.3	779.2	754.8
Other non-interest income(1)	86.2	135.4	63.3	326.3	227.0
Total non-interest income	350.5	396.7	315.6	1,105.5	981.8
Non-interest expenses
Depreciation on operating lease equipment	78.0	77.2	71.1	231.6	222.0
Maintenance and other operating lease expenses	56.6	63.5	57.9	177.5	165.0
Operating expenses(2)	263.3	267.5	277.3	812.1	884.5
Loss on debt extinguishment and deposit redemption	3.5	19.3	53.5	22.9	218.3
Total non-interest expenses	401.4	427.5	459.8	1,244.1	1,489.8
Income from continuing operations before benefit (provision) for income taxes	170.7	204.7	103.0	520.4	246.7
Provision (benefit) for income taxes	41.3	57.4	(119.8)	140.0	(95.5)
Income from continuing operations	129.4	147.3	222.8	380.4	342.2

Discontinued operations
Income (loss) from discontinued operations, net of taxes	2.1	(4.2)	(1.9)	(8.8)	95.4
(Loss) gain on sale of discontinued operations, net of taxes	-	(16.3)	(1.3)	(16.3)	118.6
Income (loss) from discontinued operations, net of taxes	2.1	(20.5)	(3.2)	(25.1)	214.0

Net income	$131.5	$126.8	$219.6	$355.3	$556.2
Less: preferred stock dividends	-	9.4	-	9.4	-
Net income available to common shareholders	$131.5	$117.4	$219.6	$345.9	$556.2
Income from continuing operations available to common shareholders	$129.4	$137.9	$222.8	$371.0	$342.2

Basic income (loss) per common share
Income from continuing operations	$1.15	$1.12	$1.66	$3.04	$1.98
Income (loss) from discontinued operations, net of taxes	0.02	(0.17)	(0.02)	(0.21)	1.24
Basic income per common share	$1.17	$0.95	$1.64	$2.83	$3.22
Average number of common shares - basic (thousands)	112,842	123,499	133,916	122,185	172,682

Diluted income (loss) per common share
Income (loss) from continuing operations	$1.13	$1.11	$1.64	$3.01	$1.96
Income (loss) from discontinued operations, net of taxes	0.02	(0.17)	(0.03)	(0.21)	1.23
Diluted income per common share	$1.15	$0.94	$1.61	$2.80	$3.19
Average number of common shares - diluted (thousands)	114,007	124,686	136,126	123,338	174,201

(1) OTHER NON-INTEREST INCOME
Fee revenues	$28.2	$26.5	$26.2	$81.9	$83.3
Factoring commissions	27.2	23.5	27.0	76.3	76.2
Gains on leasing equipment, net of impairments	13.6	14.4	12.2	41.5	34.0
BOLI income	6.5	6.6	1.8	19.6	1.8
Gains on investment securities, net of impairments	3.6	3.7	10.4	10.6	17.5
Other revenues	7.1	60.7	(14.3)	96.4	14.2
Total other non-interest income	$86.2	$135.4	$63.3	$326.3	$227.0

(2) OPERATING EXPENSES
Compensation and benefits	$137.3	$143.2	$139.0	$428.3	$427.7
Technology	32.3	32.7	30.6	97.4	97.2
Professional fees	16.7	20.7	32.1	63.2	103.5
Insurance	15.9	18.5	18.5	54.3	69.0
Net occupancy expense	16.1	16.0	16.1	48.3	51.1
Advertising and marketing	10.6	13.4	13.6	37.0	29.4
Other expenses	28.4	17.0	18.3	65.6	66.9
Operating expenses, excluding restructuring costs and intangible asset amortization	257.3	261.5	268.2	794.1	844.8
Intangible asset amortization	6.0	6.0	6.2	18.0	18.6
Restructuring costs	-	-	2.9	-	21.1
Total operating expenses	$263.3	$267.5	$277.3	$812.1	$884.5

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017

Assets
Total cash and deposits	$1,367.5	$3,475.6	$1,718.7	$3,112.3
Securities purchased under agreement to resell	200.0	200.0	150.0	-
Investment securities	6,339.5	5,907.4	6,469.9	5,744.8
Assets held for sale	1,380.5	1,335.8	2,263.1	2,162.0
Loans	30,495.8	29,348.4	29,113.9	28,505.3
Allowance for loan losses	(477.4)	(467.3)	(431.1)	(419.5)
Loans, net of allowance for loan losses	30,018.4	28,881.1	28,682.8	28,085.8
Operating lease equipment, net	6,888.7	6,833.9	6,738.9	6,724.2
Goodwill	369.9	369.9	369.9	625.5
Bank owned life insurance	808.2	801.7	788.6	651.8
Other assets*	1,562.0	1,667.2	1,595.5	1,667.1
Assets of discontinued operations	327.7	382.4	501.3	562.0
Total assets	$49,262.4	$49,855.0	$49,278.7	$49,335.5

Liabilities
Deposits	$30,825.0	$31,181.2	$29,569.3	$29,594.7
Credit balances of factoring clients	1,672.4	1,430.8	1,468.6	1,698.5
Other liabilities**	1,461.9	1,506.8	1,437.1	1,496.1
Borrowings
Senior unsecured	3,842.3	3,843.2	3,737.5	3,748.0
Structured financings	1,286.6	1,321.2	1,541.4	1,637.7
FHLB advances	3,150.0	3,300.0	3,695.5	3,145.5
Subordinated debt	395.3	395.2	-	-
Total borrowings	8,674.2	8,859.6	8,974.4	8,531.2
Liabilities of discontinued operations	308.6	350.9	509.3	563.7
Total liabilities	42,942.1	43,329.3	41,958.7	41,884.2
Equity
Stockholders' equity
Preferred stock	325.0	325.0	325.0	325.0
Common stock	2.1	2.1	2.1	2.1
Paid-in capital	8,831.3	8,822.0	8,798.1	8,787.1
Retained earnings	2,182.3	2,079.4	1,906.5	2,025.8
Accumulated other comprehensive loss	(199.4)	(176.1)	(86.5)	(73.3)
Treasury stock, at cost	(4,821.0)	(4,526.7)	(3,625.2)	(3,615.4)
Total common stockholders' equity	5,995.3	6,200.7	6,995.0	7,126.3
Total equity	6,320.3	6,525.7	7,320.0	7,451.3
Total liabilities and equity	$49,262.4	$49,855.0	$49,278.7	$49,335.5

Book Value Per Common Share
Book value per common share	$54.22	$53.47	$53.25	$54.25
Tangible book value per common share	$50.02	$49.41	$49.58	$48.58
Outstanding common shares (in thousands)	110,566	115,968	131,353	131,371

*OTHER ASSETS
Tax credit investments and investments in unconsolidated subsidiaries	$308.6	$249.6	$247.6	$265.6
Counterparty receivables	202.0	195.0	241.3	263.8
Current and deferred federal and state tax assets	183.8	191.1	205.2	195.4
Property, furniture and fixtures	170.8	172.9	173.9	178.9
Intangible assets	95.0	101.0	113.0	119.1
Indemnification assets	27.2	70.8	142.4	171.8
Other	574.6	686.8	472.1	472.5
Total other assets	$1,562.0	$1,667.2	$1,595.5	$1,667.1

**OTHER LIABILITIES
Accrued expenses and accounts payable	$576.4	$594.6	$584.8	$530.9
Current and deferred taxes payable	229.5	216.5	204.3	229.7
Fair value of derivative financial instruments	129.1	104.1	87.5	80.2
Accrued interest payable	59.4	94.9	86.6	59.8
Other	467.5	496.7	473.9	595.5
Total other liabilities	$1,461.9	$1,506.8	$1,437.1	$1,496.1

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	September 30, 2018		June 30, 2018		September 30, 2017
	Average		Average		Average
	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-bearing deposits	$2,466.4	1.90%	$3,530.8	1.81%	$3,873.9	1.29%
Investment securities and securities purchased under agreement to resell	6,415.7	2.77%	6,062.8	2.78%	5,796.3	2.62%
Loans and loans held for sale (net of credit balances of factoring clients)	28,408.7	6.02%	28,553.9	6.00%	27,793.1	6.00%
Total interest earning assets	37,290.8	5.19%	38,147.5	5.10%	37,463.3	4.99%
Operating lease equipment, net (including held for sale)	8,031.8	6.46%	7,980.3	6.04%	7,797.6	6.33%
Indemnification assets	54.5	-74.86%	101.8	-49.12%	193.3	-28.14%
Average earning assets ("AEA")	45,377.1	5.32%	46,229.6	5.14%	45,454.2	5.08%
Non-interest earning assets
Cash and due from banks	172.7		215.9		522.5
Allowance for loan losses	(468.9)		(449.3)		(421.7)
All other non-interest-bearing assets	2,717.2		2,734.7		2,330.5
Assets of discontinued operations	352.9		416.2		591.5
Total Average Assets	$48,151.0		$49,147.1		$48,477.0
Liabilities
Interest-bearing deposits and borrowings
Deposits	$29,735.4	1.65%	$29,549.6	1.50%	$28,820.2	1.29%
Borrowings	8,692.2	4.18%	9,437.0	4.01%	8,591.6	3.92%
Total interest-bearing liabilities	38,427.6	2.23%	38,986.6	2.11%	37,411.8	1.89%
Non-interest bearing deposits	1,503.2		1,414.5		1,495.9
Other non-interest-bearing liabilities	1,473.6		1,401.4		1,582.3
Liabilities of discontinued operations	327.9		419.0		579.6
Noncontrolling interests	-		-		0.2
Stockholders' equity	6,418.7		6,925.6		7,407.2
Total Average Liabilities and Shareholders' Equity	$48,151.0		$49,147.1		$48,477.0

	Nine Months Ended
	September 30, 2018		September 30, 2017
	Average		Average
	Balance	Rate	Balance	Rate
Assets
Interest-bearing deposits	$2,645.9	1.75%	$6,265.5	1.04%
Investment securities and securities purchased under agreement to resell	6,302.8	2.75%	5,105.3	2.67%
Loans and loans held for sale (net of credit balances of factoring clients)	28,535.8	5.94%	28,259.6	5.98%
Total interest earning assets	37,484.5	5.11%	39,630.4	4.77%
Operating lease equipment, net (including held for sale)	7,979.8	6.18%	7,637.1	6.42%
Indemnification assets	95.6	-51.46%	268.2	-15.46%
Average earning assets ("AEA")	45,559.9	5.18%	47,535.7	4.92%
Non-interest earning assets
Cash and due from banks	213.2		647.3
Allowance for loan losses	(449.6)		(431.6)
All other non-interest-bearing assets	2,736.8		2,279.9
Assets of discontinued operations	415.2		4,837.7
Total Average Assets	$48,475.5		$54,869.0
Liabilities
Interest-bearing deposits and borrowings
Deposits	29,259.6	1.51%	29,952.9	1.25%
Borrowings	9,089.1	3.94%	11,351.1	3.15%
Total interest-bearing liabilities	38,348.7	2.08%	41,304.0	1.77%
Non-interest-bearing deposits	1,464.5		1,437.2
Other non-interest bearing liabilities	1,427.8		1,642.7
Liabilities of discontinued operations	412.8		1,560.3
Noncontrolling interests	-		0.3
Stockholders' equity	6,821.7		8,924.5
	$48,475.5		$54,869.0

CIT GROUP INC. AND SUBSIDIARIES
Average Loans and Leases
(dollars in millions)

	Quarters Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Commercial Banking
Commercial Finance
Loans	$10,022.6	$9,912.1	$9,346.2
Assets held for sale	107.1	51.9	104.0
Total loans and leases	10,129.7	9,964.0	9,450.2

Rail
Loans	83.5	81.7	83.9
Operating lease equipment, net	6,348.2	6,285.1	6,284.3
Assets held for sale	1,208.6	1,226.1	1,093.4
Total loans and leases	7,640.3	7,592.9	7,461.6

Real Estate Finance
Loans	5,387.3	5,462.2	5,598.4
Assets held for sale	11.2	7.0	0.6
Total loans and leases	5,398.5	5,469.2	5,599.0

Business Capital
Loans (net of credit balances of factoring clients)	6,356.3	6,157.7	5,822.3
Operating lease equipment, net	513.8	510.2	441.2
Assets held for sale	10.8	10.3	1.0
Total loans and leases	6,880.9	6,678.2	6,264.5

Total Segment
Loans (net of credit balances of factoring clients)	21,849.7	21,613.7	20,850.8
Operating lease equipment, net	6,862.0	6,795.3	6,725.5
Assets held for sale	1,337.7	1,295.3	1,199.0
Total loans and leases	30,049.4	29,704.3	28,775.3

Consumer Banking
Legacy Consumer Mortgages
Loans	2,981.0	3,126.9	4,214.6
Assets held for sale	-	569.6	256.2
Total loans	2,981.0	3,696.5	4,470.8

Other Consumer Banking
Loans	3,370.2	3,079.3	2,236.3
Assets held for sale	12.7	10.9	3.9
Total loans	3,382.9	3,090.2	2,240.2

Total Segment
Loans	6,351.2	6,206.2	6,450.9
Assets held for sale	12.7	580.5	260.1
Total loans	6,363.9	6,786.7	6,711.0

Non-Strategic Portfolios
Assets held for sale	27.2	43.2	104.4
Total loans and leases	27.2	43.2	104.4

Total loans (net of credit balances of factoring clients)	28,200.9	27,819.9	27,301.7
Total operating lease equipment, net	6,862.0	6,795.3	6,725.5
Total assets held for sale	1,377.6	1,919.0	1,563.5
Total loans and leases	$36,440.5	$36,534.2	$35,590.7

CIT GROUP INC. AND SUBSIDIARIES
Credit Metrics
(dollars in millions)

	Quarters Ended
	September 30, 2018		June 30, 2018		September 30, 2017
Gross Charge-offs to Average Loans
Commercial Banking	$29.4	0.50%	$24.6	0.43%	$27.7	0.49%
Consumer Banking	1.4	0.09%	0.8	0.05%	20.5	1.27%
Total CIT	$30.8	0.41%	$25.4	0.35%	$48.2	0.67%

	Nine Months Ended
	September 30, 2018		September 30, 2017
Gross Charge-offs to Average Loans
Commercial Banking	$108.6	0.62%	$92.4	0.54%
Consumer Banking	2.7	0.06%	22.0	0.44%
Total CIT	$111.3	0.50%	$114.4	0.52%

	Quarters Ended
	September 30, 2018		June 30, 2018		September 30, 2017
Net Charge-offs to Average Loans
Commercial Banking	$24.7	0.42%	$14.7	0.25%	$21.7	0.39%
Consumer Banking	1.3	0.08%	0.6	0.04%	20.0	1.24%
Total CIT	$26.0	0.35%	$15.3	0.21%	$41.7	0.58%

	Nine Months Ended
	September 30, 2018		September 30, 2017
Net Charge-offs to Average Loans
Commercial Banking	$89.2	0.51%	$76.1	0.45%
Consumer Banking	2.0	0.04%	20.8	0.42%
Total CIT	$91.2	0.41%	$96.9	0.44%

Non-accruing Loans to Loans(1)	September 30, 2018		June 30, 2018		December 31, 2017		September 30, 2017
Commercial Banking	$274.7	1.14%	$252.4	1.10%	$190.8	0.82%	$240.5	1.06%
Consumer Banking	35.1	0.55%	29.2	0.46%	20.3	0.34%	19.3	0.33%
Non-Strategic Portfolios	8.3	-	9.9	-	9.8	-	4.8	-
Total CIT	$318.1	1.04%	$291.5	0.99%	$220.9	0.76%	$264.6	0.93%

	Quarters Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Provision for Credit Losses
Specific allowance - impaired loans	$6.9	$11.5	$2.3
Non-specific allowance	31.2	21.4	27.8
Totals	$38.1	$32.9	$30.1

	Nine Months Ended
	September 30,	September 30,
	2018	2017
Provision for Credit Losses
Specific allowance - impaired loans	$17.7	$6.3
Non-specific allowance	122.1	77.9
Totals	$139.8	$84.2

	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
Allowance for Loan Losses
Specific allowance - impaired loans	$43.7	$36.8	$26.0	$35.6
Non-specific allowance	433.7	430.5	405.1	383.9
Totals	$477.4	$467.3	$431.1	$419.5

Allowance for loan losses as a percentage of total loans	1.57%	1.59%	1.48%	1.47%
Allowance for loan losses as a percent of loans/Commercial	1.87%	1.90%	1.74%	1.73%

(1) Non-accrual loans include loans held for sale. NSP non-accrual loans reflected loans held for sale; since portfolio loans were insignificant, no % is displayed.

CIT GROUP INC. AND SUBSIDIARIES
Consolidating Income Statement
(dollars in millions)

	Quarters Ended
	September 30, 2018					June 30, 2018

	Commercial Banking	Consumer Banking	Non-Strategic Portfolios	Corporate and Other	Total	Total
Interest income
Interest and fees on loans	$337.1	$79.0	$1.2	$0.1	$417.4	$415.5
Other interest and dividends	1.8	-	0.2	54.2	56.2	58.1
Total interest income	338.9	79.0	1.4	54.3	473.6	473.6
Interest expense
Interest on borrowings	187.1	(139.0)	0.8	41.9	90.8	94.6
Interest on deposits	3.2	97.4	-	22.5	123.1	110.6
Total interest expense	190.3	(41.6)	0.8	64.4	213.9	205.2
Net interest revenue	148.6	120.6	0.6	(10.1)	259.7	268.4
Provision for credit losses	39.0	(0.9)	-	-	38.1	32.9
Net interest revenue, after credit provision	109.6	121.5	0.6	(10.1)	221.6	235.5
Non-interest income
Rental income on operating lease equipment	264.3	-	-	-	264.3	261.3
Other non-interest income	76.4	(18.1)	11.6	16.3	86.2	135.4
Total non-interest income	340.7	(18.1)	11.6	16.3	350.5	396.7
Non-interest expenses
Depreciation on operating lease equipment	78.0	-	-	-	78.0	77.2
Maintenance and other operating lease expenses	56.6	-	-	-	56.6	63.5
Operating expenses	172.3	88.9	2.2	(0.1)	263.3	267.5
Loss on debt extinguishment and deposit redemption	-	-	-	3.5	3.5	19.3
Total non-interest expenses	306.9	88.9	2.2	3.4	401.4	427.5
Income from continuing operations before provision for income taxes	$143.4	$14.5	$10.0	$2.8	$170.7	$204.7

CIT GROUP INC. AND SUBSIDIARIES
Segment Margin
(dollars in millions)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Commercial Banking
Average Earning Assets (AEA)
Commercial Finance	$10,230.6	$10,068.7	$9,541.0	$10,153.4	$9,876.8
Rail	7,774.6	7,712.5	7,542.7	7,728.9	7,421.2
Real Estate Finance	5,398.5	5,469.2	5,599.0	5,500.4	5,598.5
Business Capital	6,915.7	6,714.7	6,328.4	6,733.4	6,265.4
Total	$30,319.4	$29,965.1	$29,011.1	$30,116.1	$29,161.9

Net Finance Revenue
Commercial Finance	$84.2	$83.4	$94.8	$253.7	$293.5
Rail	77.7	71.5	80.9	219.2	240.3
Real Estate Finance	40.2	42.7	50.7	129.6	151.2
Business Capital	76.2	76.4	75.0	228.2	237.4
Total	$278.3	$274.0	$301.4	$830.7	$922.4

Gross Yield
Commercial Finance	5.78%	5.66%	5.58%	5.58%	5.44%
Rail	11.51%	11.45%	11.44%	11.32%	11.70%
Real Estate Finance	5.60%	5.58%	5.32%	5.51%	5.19%
Business Capital	9.04%	9.05%	8.75%	9.01%	8.85%
Total	7.96%	7.90%	7.74%	7.81%	7.72%

Net Finance Margin
Commercial Finance	3.29%	3.31%	3.97%	3.33%	3.96%
Rail	4.00%	3.71%	4.29%	3.78%	4.32%
Real Estate Finance	2.98%	3.12%	3.62%	3.14%	3.60%
Business Capital	4.41%	4.55%	4.74%	4.52%	5.05%
Total	3.67%	3.66%	4.16%	3.68%	4.22%

Consumer Banking
Average Earning Assets (AEA)
Other Consumer Banking	$3,397.7	$3,098.6	$2,240.2	$3,077.4	$2,196.2
Legacy Consumer Mortgages	3,035.5	3,798.3	4,664.1	3,652.0	4,904.8
Total	$6,433.2	$6,896.9	$6,904.3	$6,729.4	$7,101.0

Net Finance Revenue
Other Consumer Banking	$90.3	$87.6	$58.4	$248.4	$157.5
Legacy Consumer Mortgages	30.3	34.7	49.8	104.0	168.4
Total	$120.6	$122.3	$108.2	$352.4	$325.9

Gross Yield
Other Consumer Banking	3.66%	3.64%	3.49%	3.62%	3.50%
Legacy Consumer Mortgages	6.31%	5.99%	6.23%	6.05%	6.42%
Total	4.91%	4.93%	5.34%	4.94%	5.52%

Net Finance Margin
Other Consumer Banking	10.63%	11.31%	10.43%	10.77%	9.56%
Legacy Consumer Mortgages	4.01%	3.65%	4.27%	3.80%	4.58%
Total	7.50%	7.09%	6.27%	6.98%	6.12%

Non-Strategic Portfolios
AEA	$78.6	$123.0	$226.9	$116.8	$307.7
Net Finance Revenue	0.6	0.1	1.6	1.4	4.8
Gross Yield	7.12%	6.18%	8.11%	6.51%	7.71%
Net Finance Margin	3.05%	0.33%	2.82%	1.60%	2.08%

Gross Yield includes interest income and rental income as a % of AEA.
Net Finance Margin (NFM) reflects Net Finance Revenue divided by AEA.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	At or for the Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Total Net Revenues(1)	2018	2018	2017	2018	2017
Interest income	$473.6	$473.6	$454.0	$1,398.4	$1,387.9
Rental income on operating lease equipment	264.3	261.3	252.3	779.2	754.8
Finance revenue (Non-GAAP)	737.9	734.9	706.3	2,177.6	2,142.7
Interest expense	213.9	205.2	176.7	599.6	549.0
Depreciation on operating lease equipment	78.0	77.2	71.1	231.6	222.0
Maintenance and other operating lease expenses	56.6	63.5	57.9	177.5	165.0
Net finance revenue (NFR)(6) (Non-GAAP)	389.4	389.0	400.6	1,168.9	1,206.7
Other non-interest income	86.2	135.4	63.3	326.3	227.0
Total net revenues (Non-GAAP)	$475.6	$524.4	$463.9	$1,495.2	$1,433.7

NFR (Non-GAAP)	$389.4	$389.0	$400.6	$1,168.9	$1,206.7
Suspended depreciation on assets HFS	(8.6)	(8.6)	(7.8)	(26.5)	(7.8)
Excess interest costs over interest income from Commercial Air proceeds usage	-	-	-	-	23.4
Interest on excess cash	-	-	-	-	(9.1)
Adjusted NFR (Non-GAAP)	$380.8	$380.4	$392.8	$1,142.4	$1,213.2
NFR as a % of AEA	3.43%	3.37%	3.53%	3.42%	3.38%
NFR as a % of AEA, adjusted for noteworthy items	3.36%	3.29%	3.46%	3.34%	3.49%

Net Operating Lease Revenues(2)
Rental income on operating leases	$264.3	$261.3	$252.3	$779.2	$754.8
Depreciation on operating lease equipment	78.0	77.2	71.1	$231.6	$222.0
Maintenance and other operating lease expenses	56.6	63.5	57.9	$177.5	$165.0
Net operating lease revenue (Non-GAAP)	$129.7	$120.6	$123.3	$370.1	$367.8

Operating Expenses
Operating expenses	$263.3	$267.5	$277.3	$812.1	$884.5
Intangible asset amortization	6.0	6.0	6.2	18.0	18.6
Restructuring costs	-	-	2.9	-	21.1
Operating expenses excluding restructuring costs, intangible assets amortization, and other noteworthy items(4)	$257.3	$261.5	$268.2	$794.1	$844.8

Operating expenses (excluding restructuring costs and intangible assets amortization) as a % of AEA (excluding noteworthy items)	2.27%	2.26%	2.36%	2.32%	2.43%

Total Net Revenue (Non-GAAP)	$475.6	$524.4	$463.9	$1,495.2	$1,433.7
Suspended depreciation on assets HFS	(8.6)	(8.6)	(7.8)	(26.5)	(7.8)
Financial Freedom Transaction impairments on reverse mortgage related assets	-	-	26.8	-	26.8
Net costs of excess liquidity	-	-	-	-	14.3
CTA charge	-	-	-	-	8.1
Gain and other revenues from sale of reverse mortgage portfolio	-	(29.3)	-	(29.3)	-
Impairment of LCM indemnification asset	21.2	-	-	21.2	-
Release of valuation reserve on AHFS	(10.6)	-	-	(10.6)	-
Total Net Revenue, excluding noteworthy items (Non-GAAP)	$477.6	$486.5	$482.9	$1,450.0	$1,475.1
Net Efficiency Ratio(5) (Non-GAAP)	54.1%	49.9%	57.8%	53.1%	58.9%
Net Efficiency Ratio excluding noteworthy items(5) (Non-GAAP)	53.9%	53.8%	55.5%	54.8%	57.3%

Other non-interest income	$86.2	$135.4	$63.3	$326.3	$227.0
Financial Freedom Transaction impairments on reverse mortgage related assets	-	-	26.8	-	26.8
CTA charge	-	-	-	-	8.1
Gain and other revenues from sale of reverse mortgage portfolio	-	(29.3)	-	(29.3)	-
Impairment charge to reduce indemnification asset balance	21.2	-	-	21.2	-
Release of valuation reserve on AHFS	(10.6)	-	-	(10.6)	-
Total other non-interest income, excluding noteworthy items (Non-GAAP)	$96.8	$106.1	$90.1	$307.6	$261.9

Average Earning Assets
Average Earning Assets (for the respective periods) (Non-GAAP)	$45,377.1	$46,229.6	$45,454.2	$45,559.9	$47,535.7
AEA adjustment for Commercial Air sale impacts	-	-	-	-	(1,244.0)
AEA, excluding noteworthy items (Non-GAAP)	$45,377.1	$46,229.6	$45,454.2	$45,559.9	$46,291.7

	September 30,	June 30,	September 30,
Period End Earning Assets(3)	2018	2018	2017
Loans	$30,495.8	$29,348.4	$28,505.3
Operating lease equipment, net	6,888.7	6,833.9	6,724.2
Assets held for sale	1,380.5	1,335.8	2,162.0
Credit balances of factoring clients	(1,672.4)	(1,430.8)	(1,698.5)
Interest-bearing cash	1,199.9	3,267.0	2,658.9
Investment securities and securities purchased under agreement to resell	6,539.5	6,107.4	5,744.8
Indemnification assets	27.2	70.8	171.8
Total earning assets (Non-GAAP)	$44,859.2	$45,532.5	$44,268.5

Core Average Loans and Leases
Total average loans (incl HFS, net of credit balances)	$28,408.7	$28,553.9	$27,793.1
Total average operating lease equipment (incl HFS)	8,031.8	7,980.3	7,797.6
Total average loans and leases	36,440.5	36,534.2	35,590.7
Non-core average portfolio, LCM	2,981.0	3,696.5	4,470.8
Non-core average portfolio, NACCO	1,208.6	1,226.1	1,093.4
Non-core average portfolios, NSP	27.2	43.2	104.4
Core average loans and leases	$32,223.7	$31,568.4	$29,922.1

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	At or for the Quarters Ended			At or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Tangible Book Value(7)	2018	2018	2017	2018	2017
Total common shareholders' equity	$5,995.3	$6,200.7	$7,126.3	$5,995.3	$7,126.3
Less: Goodwill	(369.9)	(369.9)	(625.5)	(369.9)	(625.5)
Intangible assets	(95.0)	(101.0)	(119.1)	(95.0)	(119.1)
Tangible book value (Non-GAAP)	5,530.4	5,729.8	6,381.7	5,530.4	6,381.7
Less: Disallowed deferred tax asset	(89.9)	(93.7)	(116.6)	(89.9)	(116.6)
Tangible common equity (Non-GAAP)	$5,440.5	$5,636.1	$6,265.1	$5,440.5	$6,265.1
Average tangible common equity (Non-GAAP)	$5,534.8	$6,030.4	$6,249.1	$5,925.3	$7,878.3
Estimated capital adjustment related to Commercial Air sale	-	-	-	-	(1,424.8)
Average tangible common equity, excluding noteworthy items(8) (Non-GAAP)	$5,534.8	$6,030.4	$6,249.1	$5,925.3	$6,453.5

Net income (loss) applicable to common shareholders	$131.5	$117.4	$219.6	$345.9	$556.2
Intangible asset amortization, after tax	4.3	4.4	5.0	13.1	13.0
Non-GAAP income (loss) - for ROTCE calculation	$135.8	$121.8	$224.6	$359.0	$569.2
Return on average tangible common equity(8)	9.81%	8.08%	14.38%	8.08%	9.63%

Non-GAAP income applicable to common shareholders (from the following non-GAAP noteworthy tables)	$133.1	$117.9	$137.8	$341.2	$430.0
Intangible asset amortization, after tax	4.3	4.4	5.0	13.1	13.0
Non-GAAP income - for ROTCE calculation	$137.4	$122.3	$142.8	$354.3	$443.0
Return on average tangible common equity, excluding noteworthy items and proforma for estimated capital adjustment(8)	9.93%	8.11%	9.14%	7.97%	9.15%

Income (loss) from continuing operations applicable to common shareholders	$129.4	$137.9	$222.8	$371.0	$342.2
Intangible asset amortization, after tax	4.3	4.4	5.0	13.1	13.0
Non-GAAP income from continuing operations - for ROTCE calculation	$133.7	$142.3	$227.8	$384.1	$355.2
ROTCE, proforma for estimated capital adjustment	9.66%	9.44%	14.58%	8.64%	7.34%
Non-GAAP income from continuing operations (from the following non-GAAP noteworthy tables)	$131.0	$124.6	$138.7	$352.5	$373.8
Intangible asset amortization, after tax	4.3	4.4	5.0	13.1	13.0
Non-GAAP income from continuing operations - for ROTCE calculation, excluding noteworthy items	$135.3	$129.0	$143.7	$365.6	$386.8
ROTCE, excluding noteworthy items(8) and proforma for estimated capital adjustment	9.78%	8.56%	9.20%	8.23%	7.99%

Effective Tax Rate Reconciliation(9)
Benefit (provision) for income taxes - GAAP	$(41.3)	$(57.4)	$119.8	$(140.0)	$95.5
Income tax on noteworthy items	(3.7)	5.5	(174.9)	4.3	(264.7)
Benefit (provision) for income taxes, before noteworthy items - Non-GAAP	(45.0)	(51.9)	(55.1)	(135.7)	(169.2)
Income tax - remaining discrete items	(4.5)	2.3	1.9	(0.5)	(2.3)
(Provision) for income taxes, before noteworthy and discrete tax items - Non-GAAP	$(49.5)	$(49.6)	$(53.2)	$(136.2)	$(171.5)
Income from continuing operations before provision for income taxes	$170.7	$204.7	$103.0	$520.4	$246.7
Noteworthy items before tax	4.9	(18.8)	90.9	(23.2)	296.3
Adjusted income from continuing operations before provision for income taxes - Non-GAAP	$175.6	$185.9	$193.9	$497.2	$543.0
Effective tax rate - GAAP	24.2%	28.0%	-116.3%	26.9%	-38.7%
Effective tax rate, before noteworthy items - Non-GAAP	25.6%	27.9%	28.4%	27.3%	31.2%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	28.2%	26.7%	27.4%	27.4%	31.6%

(1)  Total net revenues are the combination of net finance revenue and other income and is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)  Total net operating lease revenues are the combination of rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Total net operating lease revenues are used by management to monitor portfolio performance.

(3)  Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. Because the Average Earning Asset is based on the month end amounts, we adjusted the balance to better reflect the impact of the Commercial Air transaction. The amount reflects the estimated impact on AEA of the timing difference between the receipt of proceeds from the transaction and the completion of the related debt and capital actions.

(4) Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses. We further adjust the calculation due to noteworthy items.

(5) Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to noteworthy items.

(6) Net finance revenue is a is a non-GAAP measurement defined as “net interest revenue” (which reflects interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). When divided by AEA, the product is defined as Net Finance Margin (NFM). NFM is a non-GAAP measurement.

(7) Tangible book value is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity.

(8) Return on average tangible common equity is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance reversals from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets.  In order to assist in comparability to other quarters, we further adjusted the calculation due to significant items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(9) The provision for income taxes before discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended September 30, 2018
Net income available to common shareholders					$131.5	$1.15
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.7	(5.9)	(0.05)
Continuing Operations	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.14
Continuing Operations	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	3.3	(0.7)	2.6	0.02
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$133.1	$1.17

Income from continuing operations available to common shareholders					$129.4	$1.13
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.7	(5.9)	(0.05)
Continuing Operations	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.14
Continuing Operations	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	3.3	(0.7)	2.6	0.02
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$131.0	$1.15

Quarter Ended June 30, 2018
Net income available to common shareholders					$117.4	$0.94
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.6	(6.0)	(0.05)
Continuing Operations	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.17)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	19.1	(4.8)	14.3	0.11
Discontinuing Operations	Loss on Financial Freedom servicing operations		18.7	(4.9)	13.8	0.11
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$117.9	$0.95

Income from continuing operations available to common shareholders					$137.9	$1.11
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.6	(6.0)	(0.05)
Continuing Operations	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.17)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	19.1	(4.8)	14.3	0.11
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$124.6	$1.00

Quarter Ended September 30, 2017
Net income available to common shareholders					$219.6	$1.61
Continuing Operations	Financial Freedom Transaction - reverse mortgage charge-offs on loans transferred to AHFS	Provision for credit losses	$15.5	$(6.0)	9.5	0.07
Continuing Operations	Financial Freedom Transaction - impairments on reverse mortgage related assets	Other non-interest income	26.8	(10.4)	16.4	0.12
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	(7.8)	2.6	(5.2)	(0.04)
Continuing Operations	Restructuring expenses	Operating expenses	2.9	(0.5)	2.4	0.02
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	53.5	(20.3)	33.2	0.24
Continuing Operations	Strategic tax item - restructuring of an international legal entity	Benefit (provision) for income taxes	-	(140.4)	(140.4)	(1.03)
Discontinued Operations	Financial Freedom servicing asset-related items		3.7	(1.4)	2.3	0.02
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$137.8	$1.01

Income from continuing operations available to common shareholders					$222.8	$1.64
Continuing Operations	Financial Freedom Transaction - reverse mortgage charge-offs on loans transferred to AHFS	Provision for credit losses	$15.5	$(6.0)	9.5	0.07
Continuing Operations	Financial Freedom Transaction - impairments on reverse mortgage related assets	Other non-interest income	26.8	(10.4)	16.4	0.12
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	(7.8)	2.6	(5.2)	(0.04)
Continuing Operations	Restructuring expenses	Operating expenses	2.9	(0.5)	2.4	0.02
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	53.5	(20.3)	33.2	0.24
Continuing Operations	Strategic tax item - restructuring of an international legal entity	Benefit (provision) for income taxes	-	(140.4)	(140.4)	(1.03)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$138.7	$1.02

(1) Items may not sum due to rounding.
(2) Income tax rates vary depending on the specific item and the entity location in which it is recorded.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Nine Months Ended September 30, 2018
Net income available to common shareholders					$345.9	$2.80
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(26.5)	$7.8	(18.7)	(0.15)
Continuing Operations	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.18)
Continuing Operations	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.13
Continuing Operations	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	22.4	(5.5)	16.9	0.14
Discontinued Operations	Loss on Financial Freedom servicing operations		18.7	(4.9)	13.8	0.11
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$341.2	$2.77

Income from continuing operations available to common shareholders					$371.0	$3.01
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(26.5)	$7.8	(18.7)	(0.15)
Continuing Operations	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.18)
Continuing Operations	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.13
Continuing Operations	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	22.4	(5.5)	16.9	0.14
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$352.5	$2.86

Nine Months Ended September 30, 2017
Net income available to common shareholders					$556.2	$3.19
Continuing Operations	Interest on excess cash	Interest income	$(9.1)	$3.5	(5.6)	(0.03)
Continuing Operations	Excess interest costs from Commercial Air proceeds usage	Interest expense	23.4	(8.9)	14.5	0.08
Continuing Operations	Financial Freedom Transaction - reverse mortgage charge-offs on loans transferred to AHFS	Provision for credit losses	15.5	(6.0)	9.5	0.05
Continuing Operations	Financial Freedom Transaction - impairments on reverse mortgage related assets	Other non-interest income	26.8	(10.4)	16.4	0.09
Continuing Operations	CTA charge	Other non-interest income	8.1	(1.3)	6.8	0.04
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	(7.8)	2.6	(5.2)	(0.03)
Continuing Operations	Restructuring Expenses	Operating expenses	21.1	(6.1)	15.0	0.09
Continuing Operations	Debt redemption costs	Loss on debt extinguishment and deposit redemption	218.3	(85.5)	132.8	0.76
Continuing Operations	Resolution of legacy tax items	Benefit (provision) for income taxes	-	(19.3)	(19.3)	(0.11)
Continuing Operations	Deferred tax recognition	Benefit (provision) for income taxes	-	(6.9)	(6.9)	(0.04)
Continuing Operations	Entity restructuring	Benefit (provision) for income taxes	-	14.0	14.0	0.08
Continuing Operations	Strategic tax item - restructuring of an international legal entity	Benefit (provision) for income taxes	-	(140.4)	(140.4)	(0.81)
Discontinued Operations	Gain on sale - Commercial Air, net of certain expenses		(134.7)	35.0	(99.7)	(0.57)
Discontinued Operations	Financial Freedom net settlement items & servicing rights impairment		(20.2)	7.8	(12.4)	(0.07)
Discontinued Operations	Financial Freedom servicing asset-related items		3.7	(1.4)	2.3	0.01
Discontinued Operations	Suspended depreciation		(113.0)	44.0	(69.0)	(0.40)
Discontinued Operations	Secured debt paydown		39.0	(5.0)	34.0	0.20
Discontinued Operations	Gain on sale - TC CIT joint venture		(14.0)	1.0	(13.0)	(0.07)
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$430.0	$2.47

Income from continuing operations available to common shareholders					$342.2	$1.96
Continuing Operations	Interest on excess cash	Interest income	$(9.1)	$3.5	(5.6)	(0.03)
Continuing Operations	Excess interest costs from Commercial Air proceeds usage	Interest expense	23.4	(8.9)	14.5	0.08
Continuing Operations	Financial Freedom Transaction - reverse mortgage charge-offs on loans transferred to AHFS	Provision for credit losses	15.5	(6.0)	9.5	0.05
Continuing Operations	Financial Freedom Transaction - impairments on reverse mortgage related assets	Other non-interest income	26.8	(10.4)	16.4	0.09
Continuing Operations	CTA charge	Other non-interest income	8.1	(1.3)	6.8	0.04
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	(7.8)	2.6	(5.2)	(0.03)
Continuing Operations	Restructuring Expenses	Operating expenses	21.1	(6.1)	15.0	0.09
Continuing Operations	Debt redemption costs	Loss on debt extinguishment and deposit redemption	218.3	(85.5)	132.8	0.76
Continuing Operations	Resolution of legacy tax items	Benefit (provision) for income taxes	-	(19.3)	(19.3)	(0.11)
Continuing Operations	Deferred tax recognition	Benefit (provision) for income taxes	-	(6.9)	(6.9)	(0.04)
Continuing Operations	Entity restructuring	Benefit (provision) for income taxes	-	14.0	14.0	0.08
Continuing Operations	Strategic tax item - restructuring of an international legal entity	Benefit (provision) for income taxes	-	(140.4)	(140.4)	(0.81)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$373.8	$2.15

(1) Items may not sum due to rounding.
(2) Income tax rates vary depending on the specific item and the entity location in which it is recorded.